UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 20, 2003

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Item 7.                    Financial Statements and Exhibits

Exhibit Number	Description

99.1	Investor presentation information for Corporate Office Properties Trust.

Item 9.                    Regulation FD Disclosure

The Registrant is making available certain information pertaining to its properties and operations that will be displayed in presentations to the investment community.  This information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Exhibit 99.1 contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on the Registrant’s current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Registrant cannot predict with accuracy and some of which the Registrant might not even anticipate.  Although the Registrant believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, it can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: the Registrant’s ability to borrow on favorable terms; general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability; adverse changes in the real estate markets including, among other things, increased competition with other companies; risks of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that the Registrant’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Registrant’s objectives; governmental actions and initiatives; and environmental requirements.  The Registrant undertakes no obligation to update or supplement forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2003

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Chief Financial Officer